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                                     EXHIBIT 23.1

            CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of General Surgical Innovations, Inc. on Form S-8 (File No. 333-10305 and No. 333-44791) of our report dated July 28, 1998, on our audits of the consolidated financial statements and financial statement schedules of General Surgical Innovations, Inc. as of June 30, 1998 and 1997 and for the years ended June 30, 1998, 1997 and 1996 which reports are included in this Annual Report on Form 10-K for the year ended June 30, 1998.

San Jose, California             PricewaterhouseCoopers LLP
September 28, 1998